UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

              333-76630                                                                                65-1146821

(Commission File Number)                                          (I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas                                              78258

(Address of principal executive offices)                                                     (Zip Code)

                                                            (210) 233-8980

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General.  On May 3, 2017, Ms. Tina Bagley was appointed as a director of Competitive Companies, Inc. (the "Company") and as a director of Wytec International, Inc., a Nevada corporation ("Wytec").

Compensation Arrangements.  There has been no change to Ms. Bagley's compensation as a result of her appointments as a director of the Company and as a director of Wytec.

Biographical Information.

Tina Bagley, age 54, has been the vice president of operations of CCI since January 2014 and was a director and the corporate secretary of the CCI from April 2014 to November 1, 2015.  She was the manager of corporate affairs/operations and liaison of CCI from March 2012 to January 2014.  Ms. Bagley has also been the vice president of operations of Wytec since January 2014 and was a director and the corporate secretary of Wytec from April 2014 to November 1, 2015.  She was the manager of corporate affairs/operations and liaison of Wytec from March 2012 to January 2014.   She advises Wytec and CCI in corporate protocol, business affairs, maintenance, and management of company operations. She also serves as liaison for all operations among CCI, WyLink, Inc., Wytec International, Inc. and Capaciti Networks, Inc.  Prior to joining CCI until February 2012, Ms. Bagley worked in various capacities, including as general manager for Clayton Homes, a Berkshire Hathaway Company.  Ms. Bagley built and executed a wholesale apparel business prior to joining Clayton Homes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date: May 3, 2017

/s/ William H. Gray

William H. Gray, Chief Executive Officer